LIGHTBRIDGE CORPORATION
INDEPENDENT DIRECTOR'S CONTRACT

THIS AGREEMENT (The "Agreement") is made as of the 1st day of October, 2013 and is by and between Lightbridge Corporation., a Nevada corporation (hereinafter referred to as "Company") and Kathleen Kennedy Townsend (hereinafter referred to as "Director").

BACKGROUND

The Board of Directors of the Company desires to appoint Director to fill an existing vacancy and to have the Director perform the duties of independent director and Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:

1. **DUTIES.** The Company requires that the Director be available to perform the duties of an independent director as described in the Company's Handbook for Prospective Directors and such other duties customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company's constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada General Corporation Law. Director agrees to devote as much time as is necessary to perform completely the duties as Director of the Company, including duties as a member of the Audit Committee and such other committees as the Director may hereafter be appointed to. The Director will perform such duties described herein in accordance with the general fiduciary duty of Directors arising under the Nevada General Corporation Law and Chapter 78 of the Nevada Revised Statutes.

2. **TERM.** The term of this Agreement shall commence as of the date of the Director's appointment by the board of directors of the Company (in the event the Director is appointed to fill a vacancy) or the date of the Director's election by the stockholders of the Company and shall continue until the Director's removal or resignation.

3. **COMPENSATION.** For all services to be rendered by Director in any capacity hereunder, the Company agrees to pay Director a fee of $32,000 in cash per year payable in equal quarterly installments (the "Cash Compensation"). Such fee may be adjusted from time to time as agreed by the parties.

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4. **EXPENSES.** In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse Director for pre-approved reasonable business related expenses incurred in good faith in the performance of Director's duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. **CONFIDENTIALITY.** The Company and Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, Director shall necessarily be obtaining access to certain

confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company ("Confidential Information"). Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. **NON-COMPETE**. During the Term and for a period of twenty-four months following the Director's removal or resignation from the Board of Directors of the Company or any of its Subsidiaries or Affiliates (the "Restricted Period"), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company's current lines of business or any business then engaged in by the Company, any of its Subsidiaries or any of its Affiliates (the "Company's Business") for the Director's own benefit or for the benefit of any person or entity other than the Company or any Subsidiary or Affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than two percent (2%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company's Business on behalf of any person or entity other than the Company, its Subsidiaries and Affiliates

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7. **TERMINATION**. With or without cause, the Company and Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing Director with immediate effect at any time for any reason.

8. **INDEMNIFICATION**. The Company shall indemnify, defend and hold harmless Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in Director's official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement in the form attached hereto as Exhibit A.

9. **EFFECT OF WAIVER**. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. **NOTICE**. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company's address as specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to 202.318.2502.

11. **GOVERNING LAW**. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state's conflicts of laws principles.

12. **ASSIGNMENT**. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and

therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. **MISCELLANEOUS.** If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

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14. **ARTICLE HEADINGS.** The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. **COUNTERPARTS.** This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. **ENTIRE AGREEMENT.** Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director's Contract to be duly executed and signed as of the day and year first above written.

LIGHTBRIDGE CORPORATION

By: [signature]

Name: Seth Grae
Title: CEO and President

INDEPENDENT DIRECTOR

By: Kathleen K. Townsend

Name: Kathleen Kennedy Townsend
Address: ~~7903 Crossmoor Lane~~
~~Baltimore, Maryland 21204~~
P.O. Box 305
Shady Side, Md
20764

[*Signature Page to Independent Director's Contract*]

EXHIBIT A

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of the 1st day of October, 2013 is made by and between LIGHTBRIDGE CORPORATION, a Nevada corporation (the "Company"), and Kathleen Kennedy Townsend, an officer or director of the Company (the "Indemnitee").

RECITALS

A. The Company and the Indemnitee recognize that the present state of the law is too uncertain to provide the Company's officers and directors with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company;

B. The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

C. The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company;

D. The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the officers and directors of the Company bear no reasonable relationship to the amount of compensation received by the Company's officers and directors;

E. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company as of the date hereof is inadequate, unreasonably expensive or both. The Company believes, therefore, that the interest of the Company and its current and future shareholders would be best served by a combination of (i) such insurance as the Company may obtain pursuant to the Company's obligations hereunder and (ii) a contract with its officers and directors, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Company;

F. Section 78.7502 of the Nevada Revised Statutes empowers Nevada corporations to indemnify their officers and directors and further states that the indemnification provided by Section 78.7502 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office; thus, Section 78.7502 does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors;

G. The Company's Articles of Incorporation and Bylaws authorize the indemnification of the officers and directors of the Company in excess of that expressly permitted by Section 78.7502;

H. The Board of Directors of the Company has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its officers and directors, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its shareholders;

I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company, free from undue concern for the risks and potential liabilities associated with such services to the Company; and

J. The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the expressed condition, that she is furnished with the indemnification provided for herein.

AGREEMENT

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1. DEFINITIONS.

(a) "EXPENSES" means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

(b) "PROCEEDING" means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Company) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by her or of any inaction on her part while acting as such director or officer or by reason of the fact that she is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Company or of another enterprise at the request of such predecessor corporation, whether or not she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

2. AGREEMENT TO SERVE.

Indemnitee agrees to serve or continue to serve as a director or officer of the Company to the best of her abilities at the will of the Company or under separate contract, if such contract exists, for so long as Indemnitee is duly elected or appointed and qualified or until such time as she tenders her resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. INDEMNIFICATION.

(a) THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement (if the settlement is approved in advance by the Company) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful.

(b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by law, the Company shall indemnify Indemnitee against Expenses and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(c) SCOPE. Notwithstanding any other provision of this Agreement but subject to SECTION 14(b), the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute.

4. LIMITATIONS ON INDEMNIFICATION.

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) EXCLUDED ACTS. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under applicable law;

(b) EXCLUDED INDEMNIFICATION PAYMENTS. To indemnify or advance Expenses in violation of any prohibition or limitation on indemnification under the statutes, regulations or rules promulgated by any state or federal regulatory agency having jurisdiction over the Company.

(c) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 78.7502 of the Nevada Revised Statutes, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

(d) LACK OF GOOD FAITH. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

(e) INSURED CLAIMS. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company or any other policy of insurance maintained by the Company or Indemnitee;

(f) CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

5. DETERMINATION OF RIGHT TO INDEMNIFICATION.

Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to SECTION 3, the Company shall determine by any of the methods set forth in Section 78.751 of the Nevada Revised Statutes whether Indemnitee has met the applicable standards of conduct which makes it permissible under applicable law to indemnify Indemnitee. If a claim under SECTION 3 is not paid in full by the Company within ninety (90) days after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. The court in which such action is brought shall determine whether Indemnitee or the Company shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct.

6. ADVANCEMENT AND REPAYMENT OF EXPENSES.

Subject to SECTION 4 hereof, the Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee the copies of invoices presented to Indemnitee for such Expenses, if Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a proceeding brought by the Company directly, in its own right (as distinguished from an action bought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that Indemnitee has met the standards of conduct which make it permissible under Applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its shareholders.

7. PARTIAL INDEMNIFICATION.

If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

8. NOTICE TO COMPANY BY INDEMNITEE.

Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided, however, that any delay in so notifying the Company shall not constitute a waiver by Indemnitee of her rights hereunder. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

12. CONTINUATION OF OBLIGATIONS.

All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

13. SUCCESSORS AND ASSIGNS.

This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

14. NON-EXCLUSIVITY.

(a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements or otherwise, both as to action in her official capacity and action in another capacity while occupying her position as a director or officer of the Company.

(b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Nevada corporation to indemnify its officers and directors, the Indemnitee's rights and the Company's obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a Nevada corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

15. EFFECTIVENESS OF AGREEMENT.

To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the Nevada Revised Statutes, such provisions shall not be effective unless and until the Company's Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts of omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

16. SEVERABILITY.

Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this SECTION 16. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

17. GOVERNING LAW.

This Agreement shall be interpreted and enforced in accordance with the laws of the State of Nevada, without reference to its conflict of law principals. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

18. NOTICE.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

19. MUTUAL ACKNOWLEDGMENT.

Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the appropriate state or federal regulatory agency to submit for approval any request for indemnification, and has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

20 COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

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21. AMENDMENT AND TERMINATION.

No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

COMPANY:

LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae

Name: SETH GRAE
Title: CHIEF EXECUTIVE OFFICER
Address: 1600 Tysons Boulevard, Ste. 550
McLean, VA 22102

INDEMNITEE:

/s/ Kathleen Kennedy Townsend

KATHLEEN KENNEDY TOWNSEND

Address: ~~7903 Crossmoor Lane~~
~~Baltimore, Maryland 21204~~
P.O. Box 305
Shady Side Md
20764

[*Signature Page to Indemnification Agreement*]